EXHIBIT 99.1
500 Linden Oaks
Rochester, New York 14625

FOR IMMEDIATE RELEASE

CONTACT: Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VIRTUALSCOPICS ANNOUNCES PRELIMINARY RECORD
THIRD QUARTER 2008 REVENUES
Initial contract awards from 2 new leading companies

ROCHESTER, NY - October 16, 2008 - VirtualScopics, Inc. (NASDAQ: VSCP), a provider of quantitative imaging for clinical trials, announced today preliminary revenues for the third quarter ended September 30, 2008 were approximately $1.8 million, representing over a 32% increase over the comparable period in 2007. The company also announced other highlights during the third quarter of 2008, including:

•	Initial contract awards from two of the leading pharmaceutical/biotechnology companies, bringing the total to 12 of the top 15 pharmaceutical/biotechnology companies currently under contract or award.
•	Award of the company’s first oncology clinical trial using FLT-PET imaging, a technique that provides important insights as to the aggressiveness of tumors at a cellular level.
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Award of the company’s first clinical trial utilizing fMRI, an imaging procedure that enables the characterization of brain activity during the performance of cognitive and motor tasks which is important in the study and development of therapies in certain neurological disorders.

“We are extremely pleased to deliver another quarter of record revenue growth,” stated Jeff Markin, President and Chief Executive Officer of VirtualScopics, Inc. “Securing two new top tier companies within the pharmaceutical/biotechnology industry is especially rewarding in that it affords us the opportunity to further broaden the delivery of our innovative high quality services.” He added, “We are equally pleased with the expansion of our scientific capabilities during the third quarter by securing two clinical studies which will be using progressive new imaging techniques, this aligns very well with our business model and growth plan.”

VirtualScopics plans to report its complete third quarter 2008 financial results on Thursday, November 13, 2008.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards in 2008 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov.

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